SCHEDULE A

TO THE AMENDED AND RESTATED PROSHARES TRUST ADVISORY FEE

WAIVER AGREEMENT DATED AS OF OCTOBER 1, 2017

As of April 8, 2026

Tiered Advisory Fee Limit for each of the Funds listed below:

Net Assets		Net Assets	Rate
0	≥	$4,000,000,000	0.75%
$4,000,000,000+	≥	$5,500,000,000	0.70%
$5,500,000,000+	≥	$7,000,000,000	0.65%
$7,000,000,000+	≥	$8,500,000,000	0.60%
Above $8,500,000,000			0.55%

Funds:

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra QQQ

ProShares Ultra Materials

ProShares Ultra Consumer Staples

ProShares Ultra Consumer Discretionary

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Nasdaq Cloud Computing

ProShares Ultra Nasdaq Cybersecurity

ProShares Ultra Energy

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Communication Services

ProShares Ultra Utilities

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Emerging Markets

ProShares Ultra MSCI EAFE

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra FTSE China 50

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Brazil Capped

Funds:

ProShares Ultra QQQ Mega

ProShares Ultra QQQ Top 30

ProShares Ultra COIN

ProShares Ultra MARA*

ProShares Ultra MSTR*

ProShares Ultra CRCL

ProShares Ultra NVDA

ProShares Ultra PLTR

ProShares Ultra TSLA

ProShares Ultra BLSH*

ProShares Ultra GEMI*

ProShares Ultra KLAR*

ProShares Ultra FIGR*

ProShares Short S&P500

ProShares Short MidCap400

ProShares Short Dow30

ProShares Short QQQ

ProShares Short QQQ Top 30*

ProShares Short Russell2000

ProShares Short SmallCap600

ProShares Short Financials

ProShares Short Real Estate

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short FTSE China 50

ProShares UltraShort S&P500

ProShares UltraShort MidCap400

ProShares UltraShort Dow30

ProShares UltraShort QQQ

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Materials

ProShares UltraShort Consumer Staples

ProShares UltraShort Consumer Discretionary

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Energy

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Utilities

ProShares UltraShort MSCI Japan

Funds:

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI EAFE

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort Nasdaq Cloud Computing*

ProShares UltraShort Nasdaq Cybersecurity*

ProShares UltraShort FTSE China 50

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Brazil Capped

ProShares UltraShort QQQ Mega

ProShares UltraShort QQQ Top 30*

ProShares UltraShort COIN*

ProShares UltraShort MARA*

ProShares UltraShort MSTR*

ProShares UltraPro S&P500

ProShares UltraPro QQQ

ProShares UltraPro Dow30

ProShares UltraPro Russell2000

ProShares UltraPro MidCap400

ProShares UltraPro Short S&P500

ProShares UltraPro Short QQQ

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short 20+ Year Treasury

ProShares Hedge Replication ETF

ProShares Merger ETF

ProShares Ultra S&P 500 Equal Weight

ProShares Ultra Commodities K-1 Free ETF*

ProShares Ultra Copper K-1 Free ETF*

ProShares Ultra Gold K-1 Free ETF*

ProShares Ultra Natural Gas K-1 Free ETF*

ProShares Ultra Oil K-1 Free ETF*

ProShares Ultra Palladium K-1 Free ETF*

ProShares Ultra Platinum K-1 Free ETF*

ProShares Ultra Silver K-1 Free ETF*

ProShares Ultra Uranium K-1 Free ETF*

ProShares Ultra Anthropic*

ProShares Ultra ByteDance*

ProShares Ultra Databricks*

ProShares Ultra Discord*

ProShares Ultra Kraken*

ProShares Ultra Lambda*

ProShares Ultra OpenAI*

ProShares Ultra Revolut*

Funds:

ProShares Ultra Shein*

ProShares Ultra SpaceX*

ProShares Ultra Stripe*

*Not operational as of the date first above written
PROSHARE ADVISORS LLC,	PROSHARES TRUST,
a Maryland limited liability company	a Delaware statutory trust
By: /s/ Michael L. Sapir	By: /s/ Todd B. Johnson
Michael L. Sapir	Todd B. Johnson
Chief Executive Officer	President